UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2020

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 5.02(e) below is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 8, 2020, the Board of Directors (the “Board”) of Aduro Biotech, Inc. (the “Company” or “we”) approved a reduction in force that is intended to result in the termination of approximately 59% of the Company’s employee workforce, or approximately 51 employees. The reduction in force was approved in connection with the Company’s restructuring plan to further extend the Company’s operating capital and align personnel towards executing its clinical development strategy. The reduction in force is expected to be substantially complete by the end of the third quarter of 2020.

As a result of the reduction of force, the Company estimates that it will incur aggregate charges of approximately $6.1 million, including $2.0 million in one-time severance and employee termination related costs, approximately $3.8 million in one-time employee retention costs and relocation costs of approximately $250,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 8, 2020, the Board approved the amendment (the “Isaacs Amendment”) of the Executive Employment Agreement between the Company and Stephen T. Isaacs, dated February 26, 2010, as amended July 31, 2014 (the “Isaacs Agreement”). Pursuant to the Isaacs Amendment, if Mr. Isaacs’ employment is terminated by the Company without just cause (as defined in the Isaacs Agreement) and not due to his permanent disability, or if he terminates his employment for good reason (as defined in the Isaacs Agreement), (i) he will receive a lump sum payment equal to 18 months of his base salary, increased from 12 months of base salary, and a lump sum payment equal to 1.5 times his target bonus, increased from a pro-rated target bonus payment based on the part of the year served; (ii) the Company will pay all applicable COBRA payments for up to 18 months, increased from 12 months; and (iii) the unvested portion of all of his equity awards will become vested and exercisable on an accelerated basis as if the termination had occurred 12 months after the termination date, provided that in the event such termination occurs within the 18 months following a change in control of the Company, his equity awards will vest in full. Additionally, the Isaacs Agreement previously provided that his equity awards would accelerate in full upon a change in control of the Company, and the Isaacs Amendment modifies such provisions to provide for such acceleration only if his awards are not assumed, substituted or otherwise continued in connection with the change in control. The severance payments and benefits under the Isaacs Amendment are subject to Mr. Isaacs’ timely execution and the effectiveness of a release of claims against the Company. The Company will also pay for attorneys’ fees and costs incurred by Mr. Isaacs in connection with the preparation of the Isaacs Amendment or his separation agreement, up to a maximum amount of $25,000.

On January 8, 2020, the Board also approved the entry into a retention bonus agreement with each of Mr. Isaacs, Blaine Templeman, Dimitry Nuyten, M.D. and Celeste Ferber. The retention bonus agreements provide that the executive is eligible to receive a one-time cash retention bonus of $562,500 in the case of Mr. Isaacs, $305,424 in the case of Mr. Templeman, $264,000 in the case of Dr. Nuyten and $225,000 in the case of Ms. Ferber, in each case, subject to the executive’s continued employment with the Company through September 30, 2020. In the event the executive incurs an involuntary termination (as defined in the Company’s Amended and Restated Severance Plan), or in the case of Mr. Isaacs, in the event Mr. Isaacs is terminated without Just Cause (as defined in the Isaacs Agreement) or resigns for Good Reason (as defined in the Isaacs Agreement), or terminates due to death or disability prior to September 30, 2020, the retention bonus will become payable upon such termination. In addition, under the retention bonus agreements, in the event of termination the executive will have until the earlier of the 18-month anniversary of his or her termination date or the expiration date of the stock options to exercise any outstanding stock options (the “Extended Option Exercise Period”). The retention bonus agreements also include a limited release of claims against the Company.

On January 8, 2020, the Board also approved the Extended Option Exercise Period for Andrea van Elsas, Ph.D.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release, dated January 9, 2020, announcing the corporate restructuring is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 9, 2020

Special Note on Forward-Looking Statements

This current report on Form 8-K (“Current Report”) contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the timing and scope of the reduction in force and the amount of the related costs. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, early or preliminary clinical trial results may not be predictive of future results, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technologies to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates. We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2019, which is on file with the Securities and Exchange Commission. Any forward-looking statements that we make in this Current Report speak only as of the date of this Current Report. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: January 10, 2020	By:	/s/ Celeste Ferber
Name: Celeste Ferber
Title: SVP, General Counsel and Secretary